EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Synthetic Biologics, Inc.

Rockville, Maryland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 16, 2013, relating to the 2012 consolidated financial statements of Synthetic Biologics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Boston, Massachusetts

April 29, 2013